UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 2, 2013 (June 26, 2013)

Community Choice Financial Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-35537	45-1536453
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7001 Post Rd, Suite 200 Dublin, Ohio	43016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 614-798-5900

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

See disclosure under Item 8.01 — Other Events, which is incorporated herein to the extent applicable.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 8.01 — Other Events, which is incorporated herein to the extent applicable.

Item 8.01.             Other Events.

On June 26, 2013, Community Choice Financial Inc. (the “Company”), entered into a Software License Agreement (“SLA”) and a Software Support and Maintenance Agreement (“MSA”) (collectively, the “Agreements”) with eCash Software Systems, Inc. (“eCash”) to acquire a perpetual license to a new point-of-sale and operations platform system.

Under the Agreements, eCash will license to the Company and its subsidiaries software capable of managing retail and on-line transactional information, revenue, and collections (the “Licensed Systems”).  The implementation of the Licensed Systems will commence in July of 2013.

The Agreements contain detailed terms governing license fees, professional services fees and ongoing maintenance fees, including credits, as well as fees and rates for services that may be requested by the Company.  The total estimated amounts to be paid to eCash with respect to the SLA is in excess of  $4.5 million, the (“License Purchase Price”). This License Purchase Price is payable semi-annually over five years and is subject to customary provisions including provisions related to delivery milestones and performance.  Pursuant to the MSA, the Company has also committed to purchase maintenance for five years with fees dependent upon the number of licensed locations and requested additional services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY CHOICE FINANCIAL INC.

	By:	/s/ Michael Durbin
		Name:	Michael Durbin
		Title:	Chief Financial Officer

Date: July 2, 2013